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                                    Exhibit 1(b)



                            Fleet Financial Group, Inc.

                                  $2,000,000,000
                         Senior Medium-Term Notes, Series N
                      Subordinated Medium-Term Notes, Series O
                              Due Nine Months or More
                                 from Date of Issue

                               Distribution Agreement


                                                       September 25, 1998
                                                       New York, New York


Fleet National Bank
75 State Street
Boston, MA  02109

Ladies and Gentlemen:

      Fleet Financial Group, Inc., a Rhode Island corporation (the "Company"), confirms its agreement with you with respect to the issue and sale by the Company of up to $2,000,000,000 aggregate principal amount of its Senior Medium-Term Notes, Series N and Subordinated Medium-Term Notes, Series O (respectively, the "Senior Notes" and the "Subordinated Notes"), Due Nine Months or More from Date of Issue (collectively, the "Notes"). The Senior Notes are to be issued under an indenture dated as of October 1, 1992 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Senior Trustee" or "First Chicago"). The Subordinated Notes are to be issued under an indenture dated as of October 1, 1992, between the Company and First Chicago as trustee (the "Subordinated Trustee" and, collectively with the Senior Trustee, the "Trustee"), as supplemented by a first supplemental indenture dated as of November 30, 1992, between the Company and the Subordinated Trustee (as so supplemented, the "Subordinated Indenture" and collectively with the Senior Indenture, the "Indentures"). The Notes to be sold by you will be issued in minimum denominations of $150,000 or any amount in excess thereof which is an integral multiple of $1,000, will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the applicable Indenture and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the "Procedures"). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Trustee.

      1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (d) hereof.

      (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (Registration Number: 333-62905), including a base prospectus, which also constitutes pursuant to Rule 429 under the Act Post-Effective Amendment No. 1 to registration statement on such Form (Registration Number: 333-37231) and to registration statement on such Form (Registration Number: 333-48043) and which become effective, for the registration under the Act of securities (the "Securities"), including the Notes, in an aggregate principal amount of $2,336,868,750. Such registration statements, as amended at the date of this Agreement, meet


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the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and comply in all other material respects with said Rule. The Company has included in such registration statements, as amended at the date of this Agreement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.

            (b) As of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, on each day of an Offering Period (referred to below) and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and each Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by you specifically for inclusion in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

      (c) As of the time any Notes are issued and sold hereunder, each Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture.

      (d) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Base prospectus" shall mean the form of base prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Base prospectus as supplemented by the Prospectus Supplement. "Registration Statement" shall mean the registration statements referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement, the Base prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

     2. APPOINTMENT OF AGENT; SOLICITATION BY THE AGENT OF OFFERS TO PURCHASE. Subject to the terms and conditions set forth herein, the Company hereby authorizes the Agent to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company. The Company shall notify the Agent from time to time as to the commencement of a period during which the Notes may be offered and sold by the Agent (each period,


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commencing with such notification and ending at such time as the authorization for offers and sales through the Agent shall have been suspended by the Company or the Agent as provided hereunder, being referred to as an "Offering Period").

     On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, the Agent agrees, solely as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes during each Offering Period from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Under no circumstances will the Agent be obligated to purchase any Notes for its own account.

     The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. The Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein.

     The Company reserves the right, in its sole discretion, to instruct the Agent to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agent will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

     The Company agrees to pay the Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by the Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

     Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by the Agent for the Company at such time and in such amounts as the Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through the Agent; provided, however, that so long as this Agreement shall be in effect, the Company shall not solicit or accept offers to purchase Notes through the agent other than the Agent, an affiliate of the Company, or any of Salomon Smith Barney Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., which have entered into a Selling Agency Agreement with the Company providing for the sale of Notes on terms and conditions substantially similar to those contained herein, unless such solicitation or acceptance is on terms with respect to commissions substantially similar to those set forth in Schedule I hereto and the Company shall give the Agent reasonable notice of the appointment of such agent for the purpose of soliciting the Notes.

     3. OFFERING AND SALE OF NOTES. The Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

     4.   AGREEMENTS.  The Company agrees with you that:

     (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other terms of any Notes or (iii) a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished you a copy for your review prior to filing and given you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to you pursuant to paragraph
(g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

     (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to you copies of such documents. In addition, on the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to you the information contained or to be contained in such announcement. The Company also will furnish to you copies of all other press releases or announcements to the general public of a financial nature. The Company will immediately notify you of (i) any downgrading in the rating of the Notes or any other debt securities of the Company, or the announcement that the Notes or any other debt securities of the Company have been placed on a "watchlist" with negative implications, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company learns of any such decrease or notice, as soon as the Company learns of any such downgrading or announcement.

     (d) As soon as practicable, the Company will make generally available to its security holders and to you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (e) The Company will furnish to you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

     (f) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will arrange for the determination of the legality of the Notes for purchase by institutional investors.

     (g) The Company shall furnish to you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indentures, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective


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obligations hereunder and thereunder as you may from time to time and at any time prior to the termination of this Agreement reasonably request.

     (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, each Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse you on a monthly basis for all out-of-pocket expenses incurred by you in connection with this Agreement and
(iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement.

     (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement.

     (j) Prior to the commencement of the first Offering Period subsequent to each time, and subsequent to each time during any Offering Period, that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating to any offering of Securities other than the Notes or providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto), the Company will deliver or cause to be delivered promptly to you a certificate of the Company, signed by the Chairman of the Board, or the President, or any Executive Vice President and the principal financial or accounting officer or Treasurer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

     (k) Prior to the commencement of the first Offering Period subsequent to each time, and subsequent to each time during any Offering Period, each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (iii) above, in your reasonable judgment, such financial statements or other information are of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to you a written opinion of counsel of the Company satisfactory to you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to you, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

     (l) Prior to the commencement of the first Offering Period subsequent to each time that the Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information, and each time during any Offering Period that the Registration Statement or Prospectus is so amended or supplemented, the Company shall cause its independent public accountants promptly to furnish you a letter, dated the date of the commencement of such Offering Period or the date of the effectiveness of such amendment or the date of the filing of such supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, that in no event will the Company accept any offer to purchase Notes unless such letter shall have been delivered; provided, further, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in your reasonable judgment, such letter should cover other information or changes in specified financial statement line items.

     (m) The Company confirms as of the date hereof that it has complied with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

     5. CONDITIONS TO THE OBLIGATIONS OF THE AGENT. The obligations of the Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) The Company shall have furnished to the Agent the opinion of Edwards & Angell, LLP, counsel for the Company, dated the Execution Time, to the effect that:

               (i) each of the Company and Fleet National Bank (the "Bank") and any other subsidiary or subsidiaries which the Agent may reasonably request (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation or national association in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is qualified to do business as a foreign corporation under the laws of the State of New York; except as stated above, none of the Company or the Bank is required to be qualified to do business as a foreign corporation under the laws of any other jurisdiction; and the Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

               (ii) all the outstanding shares of capital stock of the Bank and such Subsidiaries have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. Section 55) nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Bank and such Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

               (iii) each Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to the availability of equitable remedies which are discretionary with the courts);

               (iv) the Notes have been duly authorized as a series of Debt Securities under the applicable Indenture, are in the forms provided for by resolutions of the Board of Directors of the Company adopted pursuant to such Indenture, conform to the description thereof contained in the Prospectus, and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the purchasers, will constitute valid and binding obligations of the Company entitled to the benefits of the applicable Indenture;

               (v) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

               (vi) the Registration Statement and any amendments thereto have become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial data contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective and at the date of this Agreement (or, in the case of any opinion delivered pursuant to Section 4(k) or Section 6, the date of such subsequently delivered opinion), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented to the date of such opinion, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (vii) this Agreement has been duly authorized, executed and delivered by the Company;

               (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained;

               (ix) neither the issue and sale of the Notes, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

               (x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Rhode Island or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agent and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered.

          (c)  [Intentionally omitted]

          (d) The Company shall have furnished to the Agent a certificate of the Company, signed by the Chairman of the Board, or the President, or any Executive Vice President and the principal financial or accounting officer or Treasurer of the Company, dated the Execution Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agent to solicit offers to purchase the Notes;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (e) Prior to the Execution Time, the Company shall have furnished to the Agent such further information, documents, certificates and opinions of counsel as the Agent may reasonably request.

     The documents required to be delivered by this Section 5 shall be delivered at the office of Edwards & Angell, LLP, One BankBoston Plaza, Providence, Rhode Island 02903, on the date hereof.

     6.   RIGHT OF PERSON WHO AGREED TO PURCHASE TO REFUSE TO PURCHASE. (a)
The Company agrees that any person who has agreed to purchase and pay for any Note, shall have the right to refuse to purchase such Note if (i) at the Closing Date therefor, any condition set forth in Section 5 (except that references to the Prospectus shall be to the Prospectus as supplemented at the Closing Date) shall not be satisfied, (ii) subsequent to the agreement to purchase such Note, any change, or any development with respect to the Company involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries shall have occurred the effect of which is, in the judgment of the Agent, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note or (iii) subsequent to the agreement to purchase such Note, (w) there shall have been any decrease in the ratings of any of the Company's debt securities by Moody's Investors Service or Standard & Poor's Corporation (each a "Rating Agency") or any such Rating Agency shall publicly announce that it has placed any of such debt securities on a "watchlist" with negative implications, (x) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (y) a banking moratorium shall have been declared either by Federal, Rhode Island or New York State authorities, or (z) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets or the United States is such as to make it, in the judgment of the Agent, impracticable to market such Notes (it being understood that under no circumstance shall the Agent have any duty or obligation to exercise any judgment permitted to be exercised pursuant to this Section 6(a)).

          (b) The Company further agrees to notify the Agent upon the occurrence of any change, condition or development contemplated by Section 6(a)(ii) or (iii).

          7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless you and each person who controls you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by you specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Prospectus or any preliminary Prospectus shall not inure to the benefit of you (or any person controlling you) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) You agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to you furnished to the Company by you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the statements set forth in the last sentence of the eleventh paragraph under the heading "Plan of Distribution" of the Prospectus Supplement relating to purchases and sales of Notes in the secondary market constitute the only information furnished in writing by you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission, without prejudice, so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus any local counsel), approved by you in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d)  If for any reason the indemnification provided for in paragraph
(a) of this Section 7 is due in accordance with its terms but is held by a court to be unavailable from the Company on grounds of policy or otherwise, you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and you may be subject in an amount not in excess of the commissions received by you in connection with the Notes from which such losses, claims, damages and liabilities arise unless you were guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act). For purposes of this Section 7, each person who controls you within the meaning of the Act shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and (z) of this paragraph (d).

      8. TERMINATION. This Agreement will continue in effect until terminated as provided in this Section 8. This Agreement may be terminated by either the Company or you, giving written notice to the other party of such termination. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a), Section 4(b), Section 4(h), Section 7 and Section 9. The provisions of this Agreement (including without limitation Section 6 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement.

      9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 7 hereof shall survive the termination or cancellation of this Agreement.

      10. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or telegraphed and confirmed to you, at the address set forth above, attention of Carl F. Woodbury, Senior Vice President; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at One Federal Street, Boston, Massachusetts 02211, attention of the Secretary and General Counsel.

     11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder, except for the right of a person who has agreed to purchase a Note to refuse to purchase such Note as provided in Section 6 hereof.

     12. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.



                                                  Very truly yours,

                                                  FLEET FINANCIAL GROUP, INC.


                                                  By: /s/ Douglas L. Jacobs
                                                     ------------------------
                                                     Douglas L. Jacobs
                                                     Treasurer


The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.


FLEET NATIONAL BANK


By: /s/ Carl F. Woodbury
    --------------------
    Carl F. Woodbury
    Senior Vice President

                                     SCHEDULE I


Commission:

     The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold on an agency basis by such
Agent:


Term                                                        Commission Rate
----                                                        ---------------
From 9 months to less than 1 year                                .125%
From 1 year to less than 18 months                               .150%
From 18 months to less than 2 years                              .200%
From 2 years to less than 3 years                                .250%
From 3 years to less than 4 years                                .350%
From 4 years to less than 5 years                                .450%
From 5 years to less than 6 years                                .500%
From 6 years to less than 7 years                                .550%
From 7 years to less than 10 years                               .600%
From 10 years to less than 15 years                              .625%
From 15 years to less than 20 years                              .700%
From 20 years to and including 30 years                          .750%
Over 30 years                                         to be negotiated


                                     EXHIBIT A

                            Fleet Financial Group, Inc.

                     Medium-Term Note Administrative Procedures
                                 September 25, 1998


          The Senior Medium-Term Notes, Series N and Subordinated Medium-Term Notes, Series O (respectively, the "Senior Notes" and the "Subordinated Notes"), Due Nine Months or More from Date of Issue (collectively, the "Notes") of Fleet Financial Group, Inc. (the "Company"), are to be offered on a continuing basis. Fleet National Bank, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. will be acting as agents (the "Agents") pursuant to distribution agreements dated as of the date hereof. The Agents will not be obligated to purchase Notes for their own account, unless otherwise agreed. The Notes are being sold pursuant to a selling agency agreement between the Company and the Agent dated the date hereof (the "Agency Agreement"). The Senior Notes will be issued under an indenture dated as of October 1, 1992, between the Company and The First National Bank of Chicago (the "Senior Trustee" or "First Chicago"), as trustee (the "Senior Indenture"). The Subordinated Notes will be issued under an indenture dated as of October 1, 1992, between the Company and First Chicago (the "Subordinated Trustee" and collectively with the Senior Trustee, the "Trustee") as trustee, as supplemented by a first supplemental indenture dated as of November 30, 1992, between the Company and the Subordinated Trustee (as so supplemented, the "Subordinated Indenture" and collectively with the Senior Indenture, the "Indentures"). The Senior Notes will rank equally with all other unsecured and unsubordinated debt of the Company. The Subordinated Notes will be subordinate and junior in right of payment to all Senior Indebtedness and Other Financial Obligations of the Company, to the extent and in the manner set forth in the Subordinated Indenture. The Notes have been registered with the Securities and Exchange Commission (the "Commission").

          The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between the Company and such Agent acting as principal.

          Each Note will be represented by either a Global Security (as defined hereinafter) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

          The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agent and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agent and the Trustee in writing of those persons handling administrative responsibilities with whom the Agent and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

          Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the applicable Indenture and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes". Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes". To the extent the procedures set forth below conflict with the provisions of the Notes, the applicable Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the applicable Indenture, DTC's operating requirements and the Agency Agreement shall control.

                                       PART I

                           ADMINISTRATIVE PROCEDURES FOR
                                  BOOK-ENTRY NOTES

          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC dated as of March 27, 1996, and a Medium-Term Note Certificate Agreement between the Trustee and DTC dated as of May 26, 1989, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

ISSUANCE:                     On any date of settlement (as defined under
                              "Settlement" below) for one or more Book-Entry
                              Notes, the Company will issue a single global security in fully registered form without coupons
                              (a "Global Security") representing up to $200,000,000 principal amount(or such other maximum as may from time to time be agreed to by
                              DTC) of all such Book-Entry Notes that have the same rank (senior or subordinated), original issue date, original issue discount provisions, if any, Interest Payment Dates, Regular Record Dates,
                              Interest Payment Period, redemption provisions, if any, Maturity Date, and, in the case of Fixed Rate
                              Notes, interest rate, or, in the case of Floating
                              Rate Notes, initial interest rate, Base Rate,
                              Index Maturity, Interest Reset Period, Interest
                              Reset Dates, Spread and/or Spread Multiplier, if any, minimum interest rate, if any, and maximum interest rate, if any (collectively, the "Terms").
                              Each Global Security will be dated and issued as of the date of its authentication by the Trustee.
                              Each Global Security will bear an original issue date, which will be (i) with respect to an original Global Security (or any portion thereof), the original issue date specified in such Global
                              Security and (ii) following a consolidation of Global Securities, with respect to the Global
                              Security resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global
                              Security. No Global Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.


IDENTIFICATION NUMBERS:       The Company has arranged with the CUSIP Service
                              Bureau of Standard & Poor's Corporation (the
                              "CUSIP Service Bureau") for the reservation of two series of CUSIP numbers, each of which consists of approximately 900 CUSIP numbers and relates to Global Securities representing Book-entry Notes and book-entry medium-term notes issued by the Company with other series designations. The
                              Company has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers, which the Company shall deliver to the Trustee and DTC. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the
                              CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global
                              Securities. At any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities for either series, if it deems necessary, the Company will reserve additional
                              CUSIP numbers for assignment to Global Securities.
                              Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional
                              CUSIP numbers to the Trustee and DTC.

REGISTRATION:                 Global Securities will be issued only in fully
                              registered form without coupons.  Each Global
                              Security will be registered in the name of CEDE &
                              CO., as nominee for DTC, on the securities register for the Notes maintained under the applicable Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

TRANSFERS:                    Transfers of a Book-Entry Note will be
                              accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

EXCHANGES:                    The Trustee may deliver to DTC and the CUSIP
                              Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more
                              Outstanding Global Securities that represent (A)
                              Fixed Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next
                              Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) the single CUSIP number to be assigned to such replacement Global Security (which shall be the CUSIP number previously assigned to the Global
                              Security with the earliest date of issuance).
                              Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such single
                              CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the individual Global
                              Securities not assigned to the replacement Global
                              Security will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global
                              Security bearing the single CUSIP number and the CUSIP numbers of the individual Global Securities not assigned will, in accordance with CUSIP
                              Service Bureau procedures, be retired and not reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed
                              $200,000,000 in aggregate principal amount (or such other maximum amount as may from time to time be agreed to by DTC) one Global Security will be authenticated and issued to represent each $200,000,000 of principal amount (or such other maximum amount as may from time to time be agreed to by DTC) of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global
                              Securities (see "Denominations" below).

MATURITIES:                   Each Book-Entry Note will mature nine months or
                              more from the date of its issue.

DENOMINATIONS:                Book-Entry Notes will be issued in principal
                              amounts of $1,000 or any integral multiple thereof. Global Securities will be denominated in principal amounts not in excess of $200,000,000
                              (or such other maximum amount as may from time to time be agreed to by DTC) . If one or more
                              Book-Entry Notes having an aggregate principal amount in excess of $200,000,000(or such other maximum amount as may from time to time be agreed to by DTC) would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $200,000,000 principal amount (or such other maximum amount as may from time to time be agreed to by DTC) of such Book-Entry Note or Notes and an additional Global
                              Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry
                              Note or Notes shall be assigned the same CUSIP number.

INTEREST:                     GENERAL. Interest, if any, on each Book-Entry Note
                              will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Agency Agreement), as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest
                              Payment Date or to but excluding Maturity.
                              Interest payable at the Maturity of a Book-Entry
                              Note will be payable to the Person to whom the principal of such Note is payable. Standard &
                              Poor's Corporation will use the information received in the pending deposit message described under Settlement
                              Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate (daily or weekly) bond report published by Standard & Poor's Corporation.

                              REGULAR RECORD DATES. The Regular Record Date with respect to any Interest Payment Date for Floating Rate Book-Entry Notes shall be the date fifteen calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day.

                              INTEREST PAYMENT DATES ON FIXED RATE BOOK-ENTRY NOTES. Unless otherwise agreed, interest payments on Fixed Rate Book-Entry Notes will be made monthly on the 15th day of each month and at Maturity; PROVIDED, HOWEVER, that in the case of a Fixed Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date. If any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                              INTEREST PAYMENT DATES ON FLOATING RATE BOOK-ENTRY NOTES. Unless otherwise agreed, interest payments will be made on Floating Rate Book-Entry Notes monthly on the 15th of each month; PROVIDED, HOWEVER, that if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and PROVIDED FURTHER, that, in the case of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                              NOTICE OF FLOATING RATE INTEREST RATES. Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, the Calculation Agent will notify the Trustee and Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.


CALCULATION OF INTEREST:      FIXED RATE BOOK-ENTRY NOTES.  Interest on Fixed
                              Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                              FLOATING RATE BOOK-ENTRY NOTES. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is the Treasury Rate or the CMT Rate, interest will be calculated on the basis of the actual number of days in the year.

PAYMENTS OF PRINCIPAL AND     PAYMENT OF INTEREST ONLY.  Promptly after each
INTEREST:                     Regular Record Date, PROVIDED, with respect to
                              Floating Rate Notes, that the Calculation Agent has provided the Trustee with the necessary information regarding interest rates, the Trustee will deliver to the Company and DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's Corporation. The
                              Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest
                              Payment Date (other than at

                              Maturity), and the Trustee will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment".

                              PAYMENTS AT MATURITY.  On or about the last
                              Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing (on a Maturity or Redemption Date or otherwise) in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. On or before Maturity, the Company will pay to the Trustee, as paying agent, the principal amount of such Global Security, together with interest due at such Maturity. The Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the applicable Indenture and so advise the Company. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Global Securities as of the immediately preceding Business Day.

                              MANNER OF PAYMENT. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds no later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at First Chicago or by wire transfer of funds available for immediate use to the Trustee. The Company will confirm any such instructions in writing to the Trustee. Prior to 10 A.M. (New York City time) on the date of Maturity or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between the Trustee and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company (as issuer or as paying agent) nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                              WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

PROCEDURE FOR RATE            The Company and the Agent will discuss from time
SETTING AND                   to time the aggregate principal amount of, the
POSTING:                      issuance price of, and the interest rates to be
                              borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agent.
                              If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agent is to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agent of the prices and rates to be posted.

ACCEPTANCE AND                Unless otherwise instructed by the Company, the
REJECTION OF                  Agent will advise the Company promptly by
ORDERS:                       telephone of all orders to purchase Book-Entry
                              Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. The
                              Company has the right to accept orders to purchase
                              Book-Entry Notes and may reject any such orders in whole or in part.

PREPARATION OF                If any order to purchase a Book-Entry Note is
PRICING SUPPLEMENT:           accepted by or on behalf of the Company, the
                              Company will prepare a pricing supplement (a
                              "Pricing Supplement") reflecting the terms of such Book-Entry Note and will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of Rule
                              424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order
                              (the "Presenting Agent") at the address set forth on Schedule I hereto, to be delivered by overnight courier or telecopy to arrive no later than 11:00 a.m., New York City time, on the Business Day following the sale date.

                              The Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Book-Entry Note.

                              In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files), will be destroyed.

SUSPENSION OF                 The Company may instruct the Agent to suspend at
SOLICITATION;                 any time, for any period of time or permanently,
AMENDMENT OR                  the solicitation of orders to purchase Book-Entry
SUPPLEMENT:                   Notes.  Upon receipt of such instructions, the
                              Agent will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed. In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agent and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                              If the Company decides to amend or supplement the Registration Statement (as defined in the Agency Agreement) or the Prospectus, it will promptly advise the Agent and furnish the Agent with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions contained in Sections 4(a) and 4(b) of the Agency Agreement, the Company may file with the Commission any such supplement to the Prospectus relating to the Notes. The Company will provide the Agent and the Trustee with copies of any such supplement, and confirm to the Agent that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).


PROCEDURES FOR                When the Company has determined to change the
RATE CHANGES:                 interest rates of Book-Entry Notes being offered,
                              it will promptly advise the Agent and the Agent will forthwith suspend solicitation of orders.
                              The Agent will telephone the Company with recommendations as to the changed interest rates.
                              At such time as the Company has advised the Agent of the new interest rates, the Agent may resume solicitation of orders. Until such time only
                              "indications of interest" may be recorded.

DELIVERY OF                   A copy of the Prospectus and a Pricing Supplement
PROSPECTUS:                   relating to a Book-Entry Note must accompany or
                              precede the earliest of any written offer of such Book-Entry Note, confirmation of the purchase of such Book-Entry Note and payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry
                              Notes is received by the Agent between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or
                              Supplement" above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry
                              Note sold by it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than an Agent).

CONFIRMATION:                 For each order to purchase a Book-Entry Note
                              solicited by any Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

SETTLEMENT:                   The receipt by the Company of immediately
                              available funds in payment for a Book-Entry Note and the authentication and issuance of the Global
                              Security representing such Book-Entry Note shall constitute "settlement" with respect to such Book-Entry Note. All orders accepted by the Company will be settled on the third Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the Business Day following the date of sale.

SETTLEMENT                    Settlement Procedures with regard to each Book-
PROCEDURES:                   Entry Note sold by the Company through any Agent,
                              as agent, shall be as follows:

                              A. The Presenting Agent will advise the Company by telephone of the following settlement information:

                                   1.   Rank (senior or subordinated).

                                   2.   Principal amount.

                                   3.   Maturity Date.

                                   4.   In the case of a Fixed Rate Book-Entry
                                        Note, the interest rate or, in the case
                                        of a Floating Rate Book-Entry Note, the
                                        Base Rate, initial interest rate (if
                                        known at such time), Index Maturity,
                                        Interest Reset Period, Interest Reset
                                        Dates, Interest Determination Dates,
                                        Spread and/or Spread Multiplier (if
                                        any), minimum interest rate (if any) and maximum interest rate (if any).

                                   5.   Interest Payment Dates and the Interest
                                        Payment Period.

                                   6.   Redemption or repayment provisions, if
                                        any.

                                   7.   Settlement date.

                                   8.   Price.

                                   9.   The Presenting Agent's DTC participant
                                        account number and commission,
                                        determined as provided in Section 2 of
                                        the Agency Agreement.

                                   10.  Whether such Book-Entry Note is issued
                                        at an original issue discount and, if
                                        so, the total amount of OID, the yield
                                        to maturity and the initial accrual
                                        period OID.

                              B. The Company will assign a CUSIP number to the Global Security representing such Book-Entry Note and then advise the Trustee and the Presenting Agent by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of the Presenting Agent. The Company will also notify the Presenting Agent by telephone of such CUSIP number as soon as practicable.

                              C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System providing the settlement information to DTC specified in the Letter of Representations from the Company and the Trustee to DTC dated as of the date hereof.

                              D. To the extent the Company has not already done so, the Company will deliver to the Trustee a Global Security in a form that has been approved by the Company, the Agent and the Trustee.

                              E.   The Trustee will complete such Global
                                   Security, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note in accordance with the terms of the written order of the Company then in effect.

                              F. DTC will credit such Book-Entry Note to the Trustee's participant account at DTC.

                              G. Upon delivery of the pending deposit message referenced in "C" above, an SDFS deliver order through DTC's Participant Terminal System will be created instructing DTC to debit such Book-Entry Note to the Trustee's participant account and credit such Book-Entry Note to the Presenting Agent's participant account and debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent's commission. The entry of such a pending deposit message by First Chicago as Trustee shall constitute a representation and warranty by First Chicago to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) First Chicago is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between First Chicago and DTC.

                              H.   The Presenting Agent will enter an SDFS
                                   deliver order through DTC's Participant
                                   Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

                              I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                              J. The Trustee will, upon receipt of funds from the Agent in accordance with Settlement Procedure "G", credit to an account of the Company maintained at First Chicago funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "G". However, the Trustee shall not credit the account of the Company unless and until the Trustee has confirmed receipt of the funds in the appropriate amount transferred in accordance with Settlement Procedure "G".

                              K.   The Presenting Agent will confirm the
                                   purchase of such Book-Entry Note to the
                                   purchaser either by transmitting to the
                                   Participants with respect to such Book-Entry
                                   Note
                                   a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

SETTLEMENT                    For orders of Book-Entry Notes solicited by any
PROCEDURES                    Agent and accepted by the Company for settlement
TIMETABLE:                    on the Business Day after the sale date,
                              Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                              Settlement
                              Procedure                Time
                              ---------                ----
                                   A         11:00 A.M. on the sale date

                                   B         12:00 Noon on the sale date

                                   C         2:00 P.M. on the sale date

                                   D         3:00 P.M. on the day before
                                             settlement

                                   E         9:00 A.M. on settlement date

                                   F         10:00 A.M. on settlement date

                                   G-H       2:00 P.M. on settlement date

                                   I         4:30 P.M. on settlement date

                                   J-K       5:00 P.M. on settlement date

                              If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the second Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

                              If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancelation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

FAILURE TO SETTLE:            If the Trustee has not entered an SDFS deliver
                              order with respect to a Book-Entry Note pursuant to Settlement Procedure "G", then, upon written request (which may be by telecopy) of the Company, the Trustee shall deliver to DTC, through DTC's
                              Participant Terminal System, as soon as
                              practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, PROVIDED that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry
                              Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the applicable Indenture and so advise the Company, and will make appropriate entries in its records.
                              The CUSIP number
                              assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Book-Entry Note for two Global
                              Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered
                              Global Security.

                              If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System debiting such Note to such Agent's participant account and crediting such Note free to the participant account of the Trustee and shall notify the Trustee and the Company thereof. Thereafter, the Trustee (i) will immediately notify the Company thereof, once the Trustee has confirmed that such Note has been credited to its participant account, and the Company shall immediately transfer by Fedwire (immediately available funds) to such Agent an amount equal to the price of such Note which was previously credited to the account of the Company maintained at First Chicago or wire transferred at the Company's direction in accordance with Settlement Procedure J and (ii) the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or the Trustee, as applicable, on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Company.

                              Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "E", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

TRUSTEE AND FIRST             Nothing herein shall be deemed to require the
CHICAGO NOT TO RISK           Trustee or First Chicago to risk or expend its own
FUNDS:                        funds in connection with any payment to the
                              Company, DTC, the Agent or the purchaser, it being understood by all parties that payments made by the Trustee or First Chicago to the Company, DTC, the Agent or the purchaser shall be made only to the extent that funds are provided to the Trustee or First Chicago for such purpose.


AUTHENTICITY OF               The Company will cause the Trustee to furnish the
SIGNATURES:                   Agent from time to time with the specimen
                              signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Book-Entry Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Book-Entry Note.

PAYMENT OF                    The Agent shall forward to the Company, on a
EXPENSES:                     monthly basis, a statement of the out-of-pocket
                              expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agent currently on a monthly basis.

ADVERTISING                   The Company will determine with the Agent the
COSTS:                        amount of advertising that may be appropriate in
                              soliciting offers to purchase the Book-Entry
                              Notes. Advertising expenses will be paid by the Company.

PERIODIC STATEMENTS           Periodically, upon written request, the Trustee
FROM THE TRUSTEE:             will send to the Company a statement setting forth
                              the principal amount of Book-Entry Notes
                              Outstanding as of that date and setting forth a brief description of any sales of Book-Entry Notes which the Company has advised the Trustee but which have not yet been settled.


                                      PART II

                  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

             The Trustee will serve as registrar and transfer agent and authenticating and paying agent in connection with the Certificated Notes.

ISSUANCE:                     Each Certificated Note will be dated and issued as
                              of the date of its authentication by the Trustee.
                              Each Certificated Note will bear an Original Issue
                              Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue
                              Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

REGISTRATION:                 Certificated Notes will be issued only in fully
                              registered form without coupons.

TRANSFERS AND                 A Certificated Note may be presented for transfer
EXCHANGES:                    or exchange at the office of the Trustee at 14
                              Wall Street (8th Floor), New York, N.Y. 10005,
                              Attention: Corporate Trust Services.  Certificated
                              Notes will be exchangeable for other Certificated
                              Notes having identical terms but different authorized denominations without service charge.
                              Certificated Notes will not be exchangeable for Book-Entry Notes.

MATURITIES:                   Each Certificated Note will mature nine months or
                              more from its date of issue.

DENOMINATIONS:                The denomination of any Certificated Note
                              denominated in U.S. dollars will be a minimum of $100,000 or any amount in excess thereof that is an integral multiple of $1,000. The authorized denominations of Certificated Notes denominated in any other currency will be specified pursuant to "Settlement Procedures" below.

INTEREST:                     GENERAL.  Interest, if any, on each Certificated
                              Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date or to but excluding Maturity.

                              REGULAR RECORD DATES. The Regular Record Dates with respect to any Interest Payment Date for Floating Rate Certificated Notes shall be the date fifteen calendar days immediately preceding such interest Payment Date, and for Fixed Rate Certificated Notes shall be the April 15 or October 15 next preceding such Interest Payment Date, whether or not such date shall be a Business Day.

                              FIXED RATE CERTIFICATED NOTES. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made semiannually on May 1 and November 1 of each year and at Maturity; PROVIDED, HOWEVER, that in the case of a Fixed Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date. If any Interest Payment Date for or the Maturity of a Fixed Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity, as the case may be.

                              FLOATING RATE CERTIFICATED NOTES. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; PROVIDED, HOWEVER, that if an Interest Payment Date for a Floating Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, except in the case of a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and PROVIDED FURTHER, that in the case of a Floating Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.


CALCULATION OF                FIXED RATE CERTIFICATED NOTE.  Interest on Fixed
INTEREST:                     Rate Certificated Notes (including interest for
                              partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                              FLOATING RATE CERTIFICATED NOTES. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Base Rate is the Treasury Rate or the CMT Rate, interest will be calculated on the basis of the actual number of days in the year.

PAYMENTS OF                   On or before the due date for any payment of
PRINCIPAL AND                 principal or interest on each Certificated Note,
INTEREST:                     the Company will pay to the Trustee, as paying
                              agent, the amount of principal and/or interest then due. The Trustee will pay the principal amount of each Certificated Note at Maturity upon presentation of such Certificated Note to the Trustee. Such payment, together with payment of interest due at Maturity of such Certificated
                              Note, will be made in funds available for immediate use by the Trustee and in turn by the Holder of such Certificated Note. Certificated
                              Notes presented to the Trustee at Maturity for payment will be canceled by the Trustee in accordance with the applicable Indenture. All interest payments on a Certificated Note (other than interest due at Maturity) will be made by check drawn on the Trustee or another Person appointed by the Trustee mailed by the Trustee to the Person entitled thereto as provided in such Note and the applicable Indenture; PROVIDED, HOWEVER, that the holder of $10,000,000 (or the equivalent thereof in other currencies) or more of Certificated Notes with similar tenor and terms will be entitled to receive payment by wire transfer in U.S. dollars upon receipt of written instructions by the Trustee. Following each Regular Record Date and Special Record Date, the
                              Trustee will furnish the Company with a list of interest payments to be made on the following
                              Interest Payment Date for each group of
                              Certificated Notes bearing interest at a particular rate and in total for all Certificated
                              Notes. Interest at Maturity will be payable to the Person to whom the payment of principal is payable. The Trustee will provide, on or about the last Business Day of each month, to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated
                              Notes maturing (on a Maturity or Redemption Date or otherwise) in the next two months.

                              First Chicago will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

PROCEDURE FOR RATE            The Company and the Agents will discuss from time
SETTING AND POSTING:          to time the aggregate principal amount of, the
                              issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.


ACCEPTANCE AND                Unless otherwise instructed by the Company, each
REJECTION OF ORDERS:          Agent will advise the Company promptly by
                              telephone of all orders to purchase Certificated
                              Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Certificated Notes and may reject any such orders in whole or in part.

PREPARATION OF                If any order to purchase a Certificated Note is
PRICING SUPPLEMENT:           accepted by or on behalf of the Company, the
                              Company will prepare a Pricing Supplement reflecting the terms of such Certificated Note and will arrange to have ten copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Presenting Agent at the address set forth on Schedule I hereto, to be delivered by overnight courier or telecopy to arrive no later than 11:00 a.m., New York City time, on the Business Day following the sale date.
                              The Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Certificated Note.

                              In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files), will be destroyed.

SUSPENSION OF                 Subject to the Company's representations,
SOLICITATION;                 warranties and covenants contained in the Agency
AMENDMENT                     Agreement, the Company may instruct the Agents to
OR SUPPLEMENT:                suspend at any time for any period of time or
                              permanently, the solicitation of orders to purchase Certificated Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

                              In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                              If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

PROCEDURE FOR                 When the Company has determined to change the
RATE CHANGES:                 interest rates of Certificated Notes being
                              offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded.

DELIVERY OF                   A copy of the Prospectus and a Pricing Supplement
PROSPECTUS:                   relating to a Certificated Note must accompany or
                              precede the earliest of any written offer of such Certificated Note, confirmation of the purchase of such Certificated Note and payment for such Certificated Note by its purchaser. If notice of a change in the terms of the Certificated Notes is received by the Agents between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or
                              Supplement" above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Certificated
                              Note sold by it. The Company will make such delivery if such Certificated Note is sold directly by the Company to a purchaser (other than any Agent).

CONFIRMATION:                 For each order to purchase a Certificated Note
                              solicited by any Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

SETTLEMENT:                   The receipt by the Company of immediately
                              available funds in exchange for an authenticated
                              Certificated Note delivered to the Presenting
                              Agent and the Presenting Agent's delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute "settlement". All orders accepted by the Company will be settled on the third Business Day following the date of sale pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

SETTLEMENT                    Settlement Procedures with regard to each
PROCEDURES:                   Certificated Note sold by the Company through any
                              Agent, as agent, shall be as follows:

                              A. The Presenting Agent will advise the Company by telephone of the following settlement information:

                                   1.   Name in which such Certificated Note is
                                        to be registered ("Registered Owner").

                                   2.   Address of the Registered Owner and
                                        address for payment of principal and
                                        interest.

                                   3.   Taxpayer identification number of the
                                        Registered Owner (if available).

                                   4.   Rank (senior or subordinated).

                                   5.   Principal amount.

                                   6.   Maturity Date.

                                   7. In the case of a Fixed Rate Certificated Note, the interest rate or, in the case of a Floating Rate Certificated Note, the initial interest rate (if known at such time),

                                        Base Rate, Index Maturity, Interest
                                        Reset Period, Interest Reset Dates,
                                        Interest Determination Dates, Spread
                                        and/or Spread Multiplier (if any),
                                        minimum interest rate (if any) and
                                        maximum interest rate (if any).

                                   8.   Interest Payment Dates and the Interest
                                        Payment Period.

                                   9.   Specified Currency and whether the
                                        option to elect payment in a Specified
                                        Currency applies and if the Specified
                                        Currency is not U.S. dollars, the
                                        authorized denominations.

                                   10.  Redemption or repayment provisions, if
                                        any.

                                   11.  Settlement date.

                                   12.  Price (including currency).

                                   13.  Presenting Agent's commission,
                                        determined as provided in Section 2 of
                                        the Agency Agreement.

                                   14. Whether such Certificated Note is issued at an original issue discount, and, if so, the total amount of OID, the yield to maturity and the initial accrual period OID.

                              B.   The Company will advise the Trustee by
                                   telephone (confirmed in writing at any time on the sale date) or electronic transmission of the information set forth in Settlement Procedure "A" above and the name of the Presenting Agent.

                              C. The Company will deliver to the Trustee an original Certificated Note with customer confirmation in triplicate in forms that have been approved by Company, the Agents and the Trustee.

                              D. The Trustee will complete such Certificated Note and will authenticate such Certificated Note and deliver it (with the confirmation) and two copies thereof (clearly marked as such) to the Presenting Agent, and the Presenting Agent will acknowledge receipt of the Note by stamping or otherwise marking the first copy and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt. In the event that the instructions given by the Presenting Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Presenting Agent an amount of immediately available funds equal to the amount of such payment made.

                              E.   The Presenting Agent will deliver such
                                   Certificated Note (with the confirmation) to the customer against payment in immediately payable funds. The Presenting Agent will obtain the acknowledgment of receipt of such Certificated Note by retaining the second copy thereof.

                              F. The Trustee will send a third copy of the Certificated Note (clearly marked as such) to the Company by first-class mail.

SETTLEMENT                    For orders of Certificated Notes solicited by any
PROCEDURES                    Agent, as agent, and accepted by the Company,
TIMETABLE:                    Settlement Procedures "A" through "F" set forth
                              above shall be completed on or before the respective times (New York City time) set forth below:

                              Settlement

                              Procedure           Time

                                   A         2:00 P.M. on the day before
                                             settlement
                                   B-C       3:00 P.M. on the day before
                                             settlement
                                   D         2:15 P.M. on settlement date
                                   E         3:00 P.M. on settlement date
                                   F         5:00 P.M. on settlement date

FAILURE TO                    If a purchaser fails to accept delivery of and
SETTLE:                       make payment for any Certificated Note, the
                              Presenting Agent will notify the Company and the Trustee by telephone and return such Certificated
                              Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Presenting Agent an amount equal to the amount previously credited to the account of Company in respect of such Certificated Note.
                              Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date.
                              If the failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will cancel such Certificated Note in accordance with the applicable Indenture and so advise the Company and will make appropriate entries in its records.

TRUSTEE NOT TO RISK           Nothing herein shall be deemed to require the
FUNDS:                        Trustee or First Chicago to risk or expend its own
                              funds in connection with any payment to the Company, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee to the Company, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

AUTHENTICITY OF               The Company will cause the Trustee to furnish the
SIGNATURES:                   Agents from time to time with the specimen
                              signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate Certificated Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Certificated Note.

PAYMENT OF                    Each Agent shall forward to the Company, on a
EXPENSES:                     monthly basis, a statement of the out-of-pocket
                              expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

ADVERTISING COSTS:            The Company will determine with the Agents the
                              amount of advertising that may be appropriate in soliciting orders to purchase the Certificated
                              Notes. Advertising expenses will be paid by the Company.

PERIODIC STATEMENTS           Periodically, upon written request, the Trustee
FROM THE TRUSTEE:             will send to the Company a statement setting forth
                              the principal amount of Certificated Notes
                              Outstanding as of that date and setting forth a brief description of any sales of Certificated
                              Notes of which the Company has advised the Trustee but which have not yet been settled.